UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2024

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2024, BIOLASE, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). The following are the results of the voting on the ten (10) proposals (the “Proposals”) submitted to stockholders at the 2024 Annual Meeting. These Proposals are described in detail in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) for the 2024 Annual Meeting, which was filed on March 22, 2024 with the Securities and Exchange Commission.

Proposal 1 – Stockholders elected each of the Company’s seven nominees for director, as set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
John R. Beaver	3,569,703	921,963	555,123	6,214,310
Jonathan T. Lord, M.D.	3,608,250	872,298	566,241	6,214,310
Kathleen T. O’Loughlin, D.D.S.	3,613,991	868,497	564,301	6,214,310
Martha Somerman, D.D.S.	3,615,973	866,754	564,062	6,214,310
Kenneth Yale, D.D.S., J.D.	3,615,441	862,385	568,963	6,214,310

Proposal 2 – Stockholders voted, on an advisory basis, to approve the compensation of the Company’s named executive officers, as set forth below:

For	Against	Abstain	Broker Non-Votes
2,887,340	1,614,144	545,305	6,214,310

Proposal 3 – Stockholders voted, on an advisory basis, to approve the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers every year, as set forth below:

One Year	Two Years	Three Years	Against	Broker Non-Votes
3,998,225	87,350	211,551	749,663	6,214,310

Based on the recommendations of the Company’s Board of Directors and its Compensation Committee to hold advisory votes on executive compensation every year and the vote of the stockholders on this matter (as set forth above), the Company has decided that an advisory stockholder vote on executive compensation will be held every year until the next advisory vote on the frequency of future stockholder advisory votes on executive compensation.

Proposal 4 – Stockholders voted to approve the exercise of warrants issued on December 8, 2023 to purchase up to 2,221,880 shares of common stock under applicable rules and regulations of the Nasdaq Stock Market, as set forth below:

For	Against	Abstain	Broker Non-Votes
3,519,468	1,110,299	417,022	6,214,310

Proposal 5 – Stockholders voted to approve the exercise of warrants issued on February 15, 2024 to purchase up to 2,221,880 shares of common stock under applicable rules and regulations of the Nasdaq Stock Market, as set forth below:

For	Against	Abstain	Broker Non-Votes
3,509,296	1,120,469	417,024	6,214,310

Proposal 6 – Stockholders voted to approve the exercise of Class B warrants issued on February 15, 2024 to purchase up to 16,000,000 shares of common stock under applicable rules and regulations of the Nasdaq Stock Market,as set forth below:

For	Against	Abstain	Broker Non-Votes
3,503,157	1,133,043	410,589	6,214,310

Proposal 7 – Stockholders did not approve an amendment to the BIOLASE, Inc. 2018 Long-Term Incentive Plan (the “2018 LTIP”) to increase the number of shares of the Company’s common stock available for issuance under the 2018 LTIP by an additional 7,500,000 shares, as set forth below:

For	Against	Abstain	Broker Non-Votes
2,459,084	2,050,644	537,061	6,214,310

Proposal 8 – Stockholders ratified the appointment of Macias Gini & O’Connell LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, as set forth below:

For	Against	Abstain	Broker Non-Votes
9,290,250	1,173,985	796,864	—

Proposal 9 – Stockholders voted to approve an amendment to the Company’s Restated Certificate of Incorporation, in substantially the form attached to the Proxy Statement as Exhibit B, to, at the discretion of the Board of the Company (the “Board”), effect a reverse stock split with respect to the Company’s issued and outstanding common stock, including stock held by the Company as treasury shares, at a ratio of 1-for-2 to 1-for-50 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board and included in a public announcement, as set forth below:

For	Against	Abstain	Broker Non-Votes
7,710,033	3,200,203	350,863	—

Proposal 10 – Stockholders voted to approve an adjournment of the 2024 Annual Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal Nos. 4, 5, 6 and 9, as set forth below:

For	Against	Abstain	Broker Non-Votes
8,119,304	2,464,172	677,623	—

Item 9.01.	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: May 6, 2024	By:	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	Chief Executive Officer